Exhibit 99.2
Part I – Financial Information
Orion Marine Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(In Thousands, Except Share and Per Share Information)

	March 31,	December 31,
	2009	2008
ASSETS
Current assets:
Cash and cash equivalents	$41,645	$25,712
Accounts receivable:
Trade, net of allowance of $800 and $800, respectively	26,303	37,806
Retainage	6,726	5,719
Other	1,490	691
Income taxes receivable	1,500	4,017
Inventory	1,140	738
Deferred tax asset	1,459	1,319
Costs and estimated earnings in excess of billings on uncompleted contracts	7,822	7,228
Prepaid expenses and other	2,062	3,207
Total current assets	90,147	86,437
Property and equipment, net	82,537	84,154
Goodwill	12,096	12,096
Intangible assets, net of accumulated amortization	2,352	3,556
Other assets	79	79
Total assets	$187,211	$186,322
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$5,909	$5,909
Accounts payable:
Trade	11,958	13,276
Retainage	472	389
Accrued liabilities	8,563	8,176
Billings in excess of costs and estimated earnings on uncompleted contracts	9,815	11,666
Total current liabilities	36,717	39,416
Long-term debt, less current portion	27,341	28,216
Other long-term liabilities	471	422
Deferred income taxes	12,021	12,286
Deferred revenue	357	371
Total liabilities	76,907	80,711
Commitments and contingencies
Stockholders’ equity:
Common stock -- $0.01 par value, 50,000,000 authorized, 21,577,366
issued; 21,565,720 outstanding	216	216
Treasury stock, 11,646 and 0 shares, at cost	--
Additional paid-in capital	55,739	55,388
Retained earnings	54,349	50,007
Total stockholders’ equity	110,304	105,611
Total liabilities and stockholders’ equity	$187,211	$186,322

See notes to unaudited condensed consolidated financial statements

Orion Marine Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Unaudited)
(In Thousands, Except Share and Per Share Information)

	March 31,	March 31,
	2009	2008

Contract revenues	$70,040	$52,591
Costs of contract revenues	55,766	42,519
Gross profit	14,274	10,072
Selling, general and administrative expenses	7,199	5,827
	7,075	4,245
Interest (income) expense
Interest income	(103)	(149)
Interest expense	206	126
Interest (income) expense, net	103	(23)
Income before income taxes	6,972	4,268
Income tax expense	2,630	1,422
Net income	$4,342	$2,846

Basic earnings per share	$0.20	$0.13
Diluted earnings per share	$0.20	$0.13
Shares used to compute earnings per share
Basic	21,565,720	21,565,324
Diluted	21,900,164	21,845,358

See notes to unaudited condensed consolidated financial statements

Orion Marine Group, Inc. and Subsidiaries
Condensed Consolidated Statement of Stockholders’ Equity
(Unaudited)
(In Thousands, Except Share Information)

	Common		Treasury		Additional
	Stock		Stock		Paid-In	Retained
	Shares	Amount	Shares	Amount	Capital	Earnings	Total
Balance, January 1, 2009	21,577,366	$216	(11,646)	$--	$55,388	$50,007	$105,611
Stock-based compensation	—	—			351	—	351

Net income	—	—			—	4,342	4,342
Balance, March 31, 2009	21,577,366	$216	(11,646)	$--	$55,739	$54,349	$110,304

See notes to unaudited condensed consolidated financial statements

Orion Marine Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(In Thousands)

	March 31,	March 31,
	2009	2008
Cash flows from operating activities
Net income	$4,342	$2,846
Adjustments to reconcile net income to net cash provided
by operating activities:
Depreciation and amortization	4,942	3,751
Deferred financing cost amortization	63	59
Non-cash interest expense	--	23
Deferred income taxes	(405)	(801)
Stock-based compensation	351	254
Gain on sale of property and equipment	(60)	(62)
Change in operating assets and liabilities:
Accounts receivable	9,697	(2,754)
Income tax receivable	2,517	--
Inventory	(402)	8
Prepaid expenses and other	1,145	(806)
Costs and estimated earnings in excess of billings
on uncompleted contracts	(594)	4,719
Accounts payable	(1,235)	(2,583)
Accrued liabilities	436	590
Income tax payable	--	55
Billings in excess of costs and estimated earnings
on uncompleted contracts	(1,851)	3,527
Deferred revenue	(14)	(14)
Net cash provided by operating activities	18,932	8,812
Cash flows from investing activities:
Proceeds from sale of property and equipment	166	73
Purchase of property and equipment	(2,290)	(3,985)
Acquisition of business (net of cash acquired)	--	(36,698)
Net cash used in investing activities	(2,124)	(40,610)
Cash flows from financing activities:
Increase in loan costs	--	(80)
Borrowings on long-term debt	--	35,000
Payments on long-term debt	(875)	--
Net cash (used in) provided by financing activities	(875)	34,920
Net change in cash and cash equivalents	15,933	3,122
Cash and cash equivalents at beginning of period	25,712	12,584
Cash and cash equivalents at end of period	$41,645	$15,706
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Interest	$205	$120
Taxes, net of refunds	$517	$1,961

See notes to unaudited condensed consolidated financial statements

Orion Marine Group, Inc. and Subsidiaries

Notes to Condensed Consolidated Financial Statements
Three Months Ended March 31, 2009
(Unaudited)
(Tabular Amounts in thousands, Except for Share and per Share Amounts)

1.  Description of Business and Basis of Presentation

Description of Business

Orion Marine Group, Inc., and its wholly-owned subsidiaries (hereafter collectively referred to as “Orion” or the “Company”) provide a broad range of marine construction services on, over and under the water along the Gulf Coast, the Atlantic Seaboard and the Caribbean Basin.  Our heavy civil marine projects include marine transportation facilities; bridges and causeways; marine pipelines; mechanical and hydraulic dredging and specialty projects.  We are headquartered in Houston, Texas.

Although we describe our business in this report in terms of the services we provide, our base of customers and the geographic areas in which we operate, we have concluded that our operations comprise one reportable segment pursuant to Statement of Financial Accounting Standards No. 131 – Disclosures about Segments of an Enterprise and Related Information.  In making this determination, we considered that each project has similar characteristics, includes similar services, has similar types of customers and is subject to similar regulatory environments.  We organize, evaluate and manage our financial information around each project when making operating decisions and assessing our overall performance.

Basis of Presentation

The accompanying condensed consolidated financial statements and financial information included herein have been prepared pursuant to the interim period reporting requirements of Form 10-Q.  Consequently, certain information and note disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States have been condensed or omitted.  Readers of this report should also read our consolidated financial statements and the notes thereto included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (“2008 Form 10-K”) as well as Item 7 – Management’s Discussion and Analysis of Financial Condition and Results of Operations also included in our 2008 Form 10-K.

In the opinion of management, the accompanying unaudited condensed consolidated financial statements contain all adjustments considered necessary for a fair and comparable statement of the Company’s financial position, results of operations and cash flows for the periods presented.  Such adjustments are of a normal recurring nature.  Interim results of operations for the three months ended March 31, 2009, are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

2.   Summary of Significant Accounting Principles

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.   Management’s estimates, judgments and assumptions are continually evaluated based on available information and experience; however, actual amounts could differ from those estimates.  The Company’s significant accounting policies are more fully described in Note 2 of the Notes to Consolidated Financial Statements in the 2008 Form 10-K.

On an ongoing basis, the Company evaluates the significant accounting policies used to prepare its condensed consolidated financial statements, including, but not limited to, those related to:

•	Revenue recognition from construction contracts;
•	Allowance for doubtful accounts;
•	Testing of goodwill and other long-lived assets for possible impairment;
•	Income taxes;
•	Self-insurance; and
•	Stock based compensation

Revenue Recognition

The Company records revenue on construction contracts for financial statement purposes on the percentage-of-completion method, measured by the percentage of contract costs incurred to date to total estimated costs for each contract. This method is used because management considers contract costs incurred to be the best available measure of progress on these contracts. The Company follows the guidance of American Institute of Certified Public Accountants (AICPA) Statement of Position (SOP) 81-1, Accounting for Performance of Construction—Type and Certain Production—Type Contracts, for its accounting policy relating to the use of the percentage-of-completion method, estimated costs and claim recognition for construction contracts. Changes in job performance, job conditions and estimated profitability, including those arising from final contract settlements, may result in revisions to costs and revenues and are recognized in the period in which the revisions are determined. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined.  Revenue is recorded net of any sales taxes collected and paid on behalf of the customer, if applicable.

The current asset “costs and estimated earnings in excess of billings on uncompleted contracts” represents revenues recognized in excess of amounts billed, which management believes will be billed and collected within one year of the completion of the contract. The liability “billings in excess of costs and estimated earnings on uncompleted contracts” represents billings in excess of revenues recognized.

The Company’s projects are typically short in duration, and usually span a period of three to nine months.  Historically, we have not combined or segmented contracts.

Risk Concentrations

Financial instruments that potentially subject the Company to concentrations of credit risk principally consist of cash and cash equivalents and accounts receivable.

The Company depends on its ability to continue to obtain federal, state and local governmental contracts, and indirectly, on the amount of funding available to these agencies for new and current governmental projects. Therefore, the Company’s operations can be influenced by the level and timing of government funding.  Statutory mechanics liens provide the Company high priority in the event of lien foreclosures following financial difficulties of private owners, thus minimizing credit risk with private customers.

At March 31, 2009, 17.3% of our accounts receivable was due from one customer.  No single customer accounted for more than 10% of total receivables at December 31, 2008. In the three months ended March 31, 2009, three customers generated revenues in excess of 10% of total revenues,  representing 39.9% of total revenues.  In the three months ended March 31, 2008, one customer generated 15.1% of total revenues.

Accounts Receivable

Accounts receivable are stated at the historical carrying value, less write-offs and allowances for doubtful accounts. The Company writes off uncollectible accounts receivable against the allowance for doubtful accounts if it is determined that the amounts will not be collected or if a settlement is reached for an amount that is less than the carrying value. As of March 31, 2009 and December 31, 2008, the Company had an allowance for doubtful accounts of $800,000.

Balances billed to customers but not paid pursuant to retainage provisions in construction contracts generally become payable upon contract completion and acceptance by the owner.  Retention at March 31, 2009 totaled $6.7 million, of which $5.4 million is expected to be collected beyond 2009.  Retention at December 31, 2008 totaled $5.7 million.

Income Taxes

The Company records income taxes based upon Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes, which requires the recognition of income tax expense for the amount of taxes payable or refundable for the current period and for deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an entity’s financial statements or tax returns.   The Company accounts for any uncertain tax positions in accordance with the provisions of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, Accounting for Uncertainty in Income Taxes (FIN 48).

Self-Insurance

The Company maintains insurance coverage for its business and operations.  Insurance related to property, equipment, automobile, general liability, and a portion of workers' compensation is provided through traditional policies, subject to a deductible.  A portion of the Company's workers’ compensation exposure is covered through a mutual association, which is subject to supplemental calls.

Separately, the Company’s employee health care is provided through a trust, administered by a third party.  The Company funds the trust based on current claims.  The administrator has purchased appropriate stop-loss coverage.  Losses on these policies up to the deductible amounts are accrued based upon known claims incurred and an estimate of claims incurred but not reported.  The accruals are derived from actuarial studies, known facts, historical trends and industry averages utilizing the assistance of an actuary to determine the best estimate of the ultimate expected loss.

Stock-Based Compensation

The Company recognizes compensation expense for equity awards based on the provisions of SFAS No. 123(R), Share-Based Payment.  Compensation expense is recognized based on the fair value of these awards at the date of grant.  The computed fair value of these awards is recognized as a non-cash cost over the period the employee provides services, which is typically the vesting period of the award.

Compensation is recognized only for share-based payments expected to vest.  The Company estimates forfeitures at the date of grant based on historical experience and future expectations.

Goodwill and Other Intangible Assets

Goodwill
Goodwill represents the excess of costs over the fair value of the net tangible and intangible assets acquired.  Goodwill and the cost of intangible assets with indefinite lives are not amortized, but are instead tested annually for possible impairment (or more frequently if events occur or circumstances change that would more likely than not reduce the fair value of the reporting unit below its carrying value).  The Company accounts for goodwill in accordance with SFAS 142, Goodwill and Other Intangible Assets.

Intangible assets
Intangible assets that have finite lives continue to be subject to amortization.  In addition, the Company evaluates the remaining useful life in each reporting period to determine whether events and circumstances warrant a revision of the remaining period of amortization.  If the estimate of an intangible asset’s remaining life is changed, the remaining carrying value of such asset is amortized prospectively over that revised remaining useful life.  As described more fully in Note 3, the Company acquired certain intangible assets as part of the acquisition of the assets of Subaqueous Services, Inc. in February 2008.

Recently Issued Accounting Pronouncements

In April 2009, the Financial Accounting Standards Board (“FASB”) issued FSP FAS 107-1 and APB 28-1, Interim Disclosures about Fair Value of Financial Instruments, which requires the fair value for all financial instruments within the scope of SFAS 107, Disclosures about Fair Value of Financial Instruments (SFAS No. 107), to be disclosed in the interim periods as well as in annual financial statements.  This standard is effective for the quarterly periods ending after June 15, 2009.  We do not believe adoption of this standard will have a material effect on our condensed consolidated financial statements.

In April 2009, the FASB issued FSP FAS 157-4, Determining Fair Value When the Volume and Level of Activity for the Asset or Liability Have Significantly Decreased and Identyfying Transactions That Are Not Orderly, which clarifies the objective and method of fair value measurement even when there has been a significant decrease in market activity for the asset being measured.  This standard is effective for the quarterly periods ending after June 15, 2009.  We do not believe adoption of this standard will have a material effect on our condensed consolidated financial statements.

In April 2009, the FASB issued FSP SFAS 141R-1, “Accounting for Assets Acquired and Liabilities Assumed in a Business Combination That Arise from Contingencies.”  FSP SFAS 141R-1 amends the guidance in SFAS 141R to require that assets acquired and liabilities assumed in a business combination that arise from contingencies be recognized at fair value if fair value can be reasonably estimated. If fair value of such an asset or liability cannot be reasonably estimated, the asset or liability would generally be recognized in accordance with SFAS 5, “Accounting for Contingencies,” and FASB Interpretation (FIN) No. 14, “Reasonable Estimation of the Amount of a Loss.” FSP SFAS 141R-1 removes subsequent accounting guidance for assets and liabilities arising from contingencies from SFAS 141R and requires entities to develop a systematic and rational basis for subsequently measuring and accounting for assets and liabilities arising from contingencies. FSP SFAS 141R-1 eliminates the requirement to disclose an estimate of the range of outcomes of recognized contingencies at the acquisition date. For unrecognized contingencies, entities are required to include only the disclosures required by SFAS 5. FSP SFAS 141R-1 also requires that contingent consideration arrangements of an acquiree assumed by the acquirer in a business combination be treated as contingent consideration of the acquirer and should be initially and subsequently measured at fair value in accordance with SFAS 141R. FSP SFAS 141R-1 is effective for assets or liabilities arising from contingencies the Company acquires in business combinations occurring after January 1, 2009.

Effective January 1, 2009, the Company adopted the Financial Accounting Standards Board's Staff Position (FSP) on the Emerging Issues Task Force (EITF) Issue No. 03-6-1, “Determining Whether Instruments Granted in Share-Based Payment Transactions are Participating Securities.”  The FSP required that all unvested share-based payment awards that contain nonforfeitable rights to dividends or dividend equivalents, whether paid or unpaid, should be included in the basic Earnings Per Share (EPS) calculation.  Prior-year EPS numbers have been adjusted retrospectively on a consistent basis with 2009 reporting.  This standard did not affect earnings per share for all periods presented.

Effective January 1, 2009, the Company adopted the Emerging Issues Task Force EITF No. 08-7, “Accounting for Defensive Intangible Assets” (EITF 08-7) that clarifies accounting for defensive intangible assets subsequent to initial measurement. EITF 08-7 applies to acquired intangible assets which an entity has no intention of actively using, or intends to discontinue use of, the intangible asset but holds it to prevent others from obtaining access to it (i.e., a defensive intangible asset). Under EITF 08-7, the Task Force reached a consensus that an acquired defensive asset should be accounted for as a separate unit of accounting (i.e., an asset separate from other assets of the acquirer); and the useful life assigned to an acquired defensive asset should be based on the period during which the asset would diminish in value. The adoption did not have a material impact on the Company’s consolidated results of operations or financial condition.

Effective January 1, 2009, the Company adopted FASB FSP No. 142-3, “Determination of the Useful Life of Intangible Assets” (FSP No. 142-3) that amends the factors considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142. FSP No. 142-3 requires a consistent approach between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of an asset under SFAS No. 141(R). The FSP also requires enhanced disclosures when an intangible asset’s expected future cash flows are affected by an entity’s intent and/or ability to renew or extend the arrangement. The adoption did not have a material impact on the Company’s consolidated results of operations or financial condition.

SFAS 157. In September 2006, the FASB issued SFAS No. 157, “Fair Value Measurements”, which defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements.  SFAS No. 157 emphasizes that fair value is a market-based measurement, not an entity-specific measurement.  We adopted SFAS No. 157 on January 1, 2008 as it relates to our financial assets. In February 2008, the FASB issued FASB Staff Position No. FAS 157-2 “Effective Date of FASB Statement No. 157”, which deferred the effective date for us to January 1, 2009 for all nonfinancial assets and liabilities, except those that are recognized or disclosed at fair value on a recurring basis.  Adoption of SFAS No. 157 on January 1, 2009 did not have a material effect on our consolidated financial statements.

SFAS 141(R).  In December 2007, the FASB issued Statement No. 141(R), “Business Combinations”.  SFAS No. 141(R) improves consistency and comparability of information about the nature and effect of a business combination by establishing principles and requirements for how an acquirer is to (1) recognize and measure in its financial statements the identifiable assets acquired, the liabilities assumed, and any non-controlling interest in the acquiree; (2) recognize and measure the goodwill acquired in the business combination or a gain from a bargain purchase; and (3) determine what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination.  SFAS141(R) applies prospectively to all business combination transactions for which the acquisition date is on or after January 1, 2009.  Adoption of SFAS 141(R) did not have any impact on the Company’s condensed consolidated financial statements as of and for the three months ended March 31, 2009.

3.   Acquisition of the Assets of Subaqueous Services, Inc.

In February 2008, a wholly-owned subsidiary of the Company purchased substantially all of the assets (with the exception of working capital) and related business (principally consisting of project contracts) of Subaqueous Services, Inc., a Florida corporation (“SSI”) for $35 million in cash.  Additionally, the Company paid approximately $1.7 million for net under-billings and retained funds held under certain project contracts.  The Company funded the acquisition using its acquisition line of $25 million and a draw on its accordion facility of $10 million, and cash on hand for the payments referenced above.

The Company accounted for the purchase of the assets of SSI as a business combination.  The following represents the Company’s allocation of the purchase price to the assets acquired:

Property and equipment	$18,500
Intangible assets	6,900
Goodwill	9,615
$35,015

The following pro forma condensed financial results of operations are presented as if the acquisition described above had been completed at the beginning of the first quarter of 2008:

Three months ended March 31,
2008
Revenue	$55,369
Income before taxes	$3,622
Net income	$2,447
Earnings per share:
Basic	$0.11
Diluted	$0.11

4.  Contracts in Progress

Contracts in progress are as follows at March 31, 2009 and December 31, 2008:

	March 31, 2009	December 31, 2008
Costs incurred on uncompleted contracts	$290,509	$196,363
Estimated earnings	71,252	54,711
	361,761	251,074
Less: Billings to date	(363,754)	(255,512)
	$(1,993)	$(4,438)
Included in the accompanying consolidated balance sheet under the following captions:
Costs and estimated earnings in excess of billings on uncompleted contracts	$7,822	$7,228
Billings in excess of costs and estimated earnings on uncompleted contract	(9,815)	(11,666)
	$(1,993)	$(4,438)

Contract costs include all direct costs, such as materials and labor, and those indirect costs related to contract performance such as payroll taxes and insurance. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined. An amount equal to contract costs attributable to claims is included in revenues when realization is probable and the amount can be reliably estimated.

5.  Property and Equipment

The following is a summary of property and equipment at March 31, 2009 and December 31, 2008:

	March 31, 2009	December 31, 2008
Automobiles and trucks	$1,439	$1,472
Building and improvements	12,015	12,015
Construction equipment	88,471	88,063
Dredges and dredging equipment	42,458	42,458
Office equipment	1,162	1,123
	145,545	145,131
Less: accumulated depreciation	(72,634)	(69,092)
Net book value of depreciable assets	72,911	76,039
Construction in progress	4,397	2,886
Land	5,229	5,229
	$82,537	$84,154

For the three months ended March 31, 2009 and 2008, depreciation expense was $3.8 million and $3.4 million, respectively.  The assets of the Company are pledged as collateral for debt in the amount of $33.3 million and $34.1 million at March 31, 2009 and December 31, 2008, respectively. The debt obligations mature in September 2010.

6.  Inventory

Inventory at March 31, 2009 and December 31, 2008, of $1.1 million and $738,000, respectively, consists of parts and small equipment held for use in the ordinary course of business.

7.  Non-monetary transaction

During the first quarter of 2009, the Company entered into a non-monetary exchange with an unrelated party, whereby the Company will provide marine construction services, including dredging and sheet pile work in exchange for delivery of seven new pushboats to add to the Company’s fleet.  The total value of the work contracted and the fair value of the boats, when delivered to the Company, is approximately $1.8 million.  All work performed by the Company, and delivery of all push boats is to be completed by December 31, 2009.  At March 31, 2009, the Company had performed work with a value of approximately $569,000, and construction was underway on five boats with an equivalent value expended.

8.  Goodwill and Intangible Assets

Goodwill

The table below summarizes changes in goodwill recorded by the Company during the periods ended March 31, 2009 and December 31, 2008:

	March 31, 2009	December 31, 2008
Beginning balance, January 1……………...	$12,096	$2,481
Additions…………………………………	--	9,615
Ending balance……………..	$12,096	$12,096

Intangible assets
The Company acquired certain finite-lived intangible assets as part of the acquisition of the assets of SSI, as described in Note 3, above.  For the three months ended March 31, 2009 and 2008, the Company recorded amortization expense of $1.1 million and $0.4 million, respectively.

9.  Debt and Line of Credit

The Company has a credit agreement with several participating banks.  In February 2008, the Company borrowed $35 million to fund the purchase of the assets of SSI, and amended its credit facility to reflect the borrowing.  After such borrowing, the Company has available up to $15 million under an acquisition term loan facility and up to $8.5 million under a revolving line of credit.

The revolving line of credit is subject to a borrowing base and availability on the revolving line of credit is reduced by any outstanding letters of credit.  At March 31, 2009, the Company had outstanding letters of credit of $910,000, thus reducing the balance available to the Company on the revolving line of credit to approximately $7.6 million.  The Company is subject to a monthly commitment fee on the unused portion of the revolving line of credit at a rate of 0.20% of the unused balance.  As of March 31, 2009, no amounts had been drawn under the revolving line of credit.

Payments of interest are due monthly. Payments of principal are due quarterly in seven equal installments of $875,000, plus an annual principal payment based on 2008 year end results, of $2.4 million, due April 30, 2009.  All provisions under the credit facility mature on September 30, 2010.

Interest on the Company’s borrowings is based on the prime rate, less an applicable margin, or on the LIBOR rate, plus an applicable margin, then in effect, at the Company’s discretion.  For each prime rate loan drawn under the credit facility, interest is due quarterly at the then prime rate minus a margin that is adjusted quarterly based on total leverage ratios, as applicable.  For each LIBOR loan, interest is due at the end of each interest period at a rate of the then LIBOR rate for such period plus the LIBOR margin based on total leverage ratios, as applicable.  At March 31, 2009, interest was based on LIBOR.  The LIBOR interest rate, plus the applicable margin, at March 31, 2009 was in two tranches, with rates of 2.02% and 2.72%.

The credit facility requires the Company to maintain certain financial ratios, including net worth, fixed charge and leverage ratios, and places other restrictions on the Company as to its ability to incur additional debt, pay dividends, advance loans and engage in other actions.  The credit facility is secured by the bank accounts, accounts receivable, inventory, equipment and other assets of the Company and its subsidiaries.  As of March 31, 2009, the Company was in compliance with all debt covenants.

10.  Income Taxes

The Company’s effective tax rate is based on expected income, statutory tax rates and tax planning opportunities available to it.  For interim financial reporting, the Company estimates its annual tax rate based on projected taxable income for the full year and records a quarterly tax provision in accordance with the anticipated annual rate.  The effective rate for the three months ended March 31, 2009 was 37.7% and differed from the Company’s statutory rate primarily due to state income taxes. In the first quarter of 2008, the Company revised its estimate of the impact of certain permanent deductions, among other factors, available to it on its federal tax return, which reduced its effective rate for the period.

	Current	Deferred	Total
Three months ended March 31, 2009:
U.S. Federal	$2,851	$(438)	$2,413
State and local	184	33	217
	$3,035	$(405)	$2,630
Three months ended March 31, 2008:
U.S. Federal	$2,004	$(866)	$1,138
State and local	219	65	284
	$2,223	$(801)	$1,422

The Company does not believe that its uncertain tax positions will significantly change due to the settlement and expiration of statutes of limitations prior to March 31, 2010.

11.  Earnings Per Share

Basic earnings per share are based on the weighted average number of common shares outstanding during each period. Diluted earnings per share is based on the weighted average number of common shares outstanding and the effect of all dilutive common stock equivalents during each period. At March 31, 2009 and 2008, respectively, 579,769 and 604,261 common stock equivalents were not included in the diluted earnings per share calculation, as the effect of these shares would have been anti-dilutive.

The following table reconciles the denominators used in the computations of both basic and diluted earnings per share:

	Three months ended March 31
	2009	2008
Basic:
Weighted average shares outstanding…………………………...	21,565,720	21,565,324

Diluted:
Total basic weighted average shares outstanding…………….	21,565,720	21,565,324
Effect of dilutive securities:
Common stock options……………………………………	334,444	280,034
Total weighted average shares outstanding assuming dilution…..	21,900,164	21,845,358

12.  Stock-Based Compensation

The Compensation Committee of the Company’s Board of Directors is responsible for the administration of the Company’s two stock incentive plans.  In general, the plans provide for grants of restricted stock and stock options to be issued with a per-share price equal to the fair market value of a share of common stock on the date of grant.  Option terms are specified at each grant date, but generally are 10 years.  Options generally vest over a three to five year period.  Total shares of common stock that may be delivered under the LTIP and the 2005 Plan may not exceed 2,943,946.For the three months ended March 31, 2009 and 2008, compensation expense related to stock options outstanding for the periods was $351,000 and $254,000, respectively.  No equity awards were granted in the first quarter of 2009.  In March 2008, the Company granted options to purchase 15,000 shares of common stock and used the Black-Scholes option pricing model to estimate the fair value of stock-based awards.  The awards granted in March 2008 used the following assumptions:

Expected life of options	6 years
Expected volatility	36.7%
Risk-free interest rate	2.92%
Dividend yield	0.0%
Grant date fair value	$5.35

13.  Commitments and Contingencies

From time to time the Company is a party to various lawsuits, claims and other legal proceedings that arise in the ordinary course of business.  These actions typically seek, among other things, compensation for alleged personal injury, breach of contract, property damage, punitive damages, civil penalties or other losses, or injunctive or declaratory relief.  With respect to such lawsuits, the Company accrues reserves when it is probable a liability has been incurred and the amount of loss can be reasonably estimated.  The Company does not believe any of these proceedings, individually or in the aggregate, would be expected to have a material adverse effect on results of operations, cash flows or financial condition.

The Company has been named as one of a substantial number of defendants in numerous individual claims and lawsuits brought by the residents and landowners of New Orleans, Louisiana and surrounding areas in the United States District Court for the Eastern District of Louisiana. These suits have been classified as a subcategory of suits under the more expansive proceeding, In re Canal Breaches Consolidation Litigation, Civil Action No: 05-4182, (E.D. La, 2005), which was instituted in late 2005. While not technically class actions, the individual claims and lawsuits are being prosecuted in a manner similar to that employed for federal class actions. The claims are based on flooding and related damage from Hurricane Katrina. In general, the claimants state that the flooding and related damage resulted from the failure of certain aspects of the levee system constructed by the Corps of Engineers, and the claimants seek recovery of alleged general and special damages. The Corps of Engineers has contracted with various private dredging companies, including us, to perform maintenance dredging of the waterways. In accordance with a recent decision (In re Canal Breaches Consolidation Litigation, Civil Action No: 05-4182, "Order and Reasons," March 9, 2007 (E.D. La, 2007)), we believe that we have no liability under these claims unless we deviated from our contracted scope of work on a project. In June of 2007, however, the plaintiffs appealed this decision to the United States Court of Appeals for the Fifth Circuit, where the appeal is currently pending. Additionally, plaintiffs in other cases included in this subcategory of suits continue to seek trial court determinations contrary to those reached in the “Order and Reasons” described above.

14.   Enterprise Wide Disclosures

The Company is a heavy civil contractor specializing in marine construction, and operates as a single segment, as each project has similar characteristics, includes similar services, has similar types of customers and is subject to the same regulatory environment.  The Company organizes and evaluates its financial information around each project when making operating decisions and assessing its overall performance.

The following table represents concentrations of revenue by type of customer for the three months ended March 31, 2009 and 2008.
	Three months ended March 31,
	2009	%	2008	%
Federal……..	$13,172	19%	$8,293	16%
State………..	8,907	13%	6,408	12%
Local……….	11,451	16%	15,879	30%
Private………	36,510	52%	22,011	42%
	$70,040	100%	$52,591	100%

Revenues generated from projects located in the Caribbean Basin totaled 15.6% and 3.7% of total revenues for the three months ended March 31, 2009 and 2008, respectively.

The Company’s long-lived assets are substantially located in the United States.

15.  Stockholders’ Equity

Common Stock

The Company has authorized 50,000,000 shares, of which 21,577,366 have been issued and 21,565,720 are outstanding.  Common stockholders are entitled to vote and to receive dividends if declared.

16.  Guarantor Subsidiaries

The Company filed a registration statement on Form S−3 which, when such registration statement becomes effective, will register certain securities described therein, including debt securities which may be guaranteed by certain of the Company’s subsidiaries and are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933. Orion Marine Group, Inc., as the parent company, has no independent assets or operations. The Company contemplates that if it offers guaranteed debt securities pursuant to the registration statement, all guarantees will be full and unconditional and joint and several, and any subsidiaries of the Company other than the subsidiary guarantors will be minor. In addition, there are no restrictions on the ability of Orion Marine Group, Inc.  to obtain funds from its subsidiaries by dividend or loan. Finally, there are no restricted assets in any subsidiaries.